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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  March 20, 1997



                          BERGEN BRUNSWIG CORPORATION
            (Exact name of registrant as specified in its charter)



      NEW JERSEY                             1-5110                            22-1444512
-------------------------------    ------------------------                 ---------------------
(State or other jurisdiction of    (Commission File                         (I.R.S. Employer
incorporation or organization)     Number)                                  Identification Number)

                      4000 METROPOLITAN DRIVE, ORANGE, CALIFORNIA  92868
                  -----------------------------------------------------------
                   (Address of principal executive offices including zip code)



      Registrant's telephone number, including area code:  (714) 385-4000






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ITEM 5.  OTHER EVENTS

      On March 20, 1997, Bergen Brunswig Corporation, a New Jersey corporation (the "Company"), terminated the Agreement and Plan of Merger, dated as of November 10, 1996 (the "Merger Agreement"), among BBI Healthcare Corporation, a Delaware corporation ("BBI"), IVAX Corporation, a Florida corporation ("IVAX"), the Company, BBI-I Sub, Inc., a Florida corporation and a wholly owned subsidiary of BBI, and BBI-B Sub, Inc., a New Jersey corporation and a wholly owned subsidiary of BBI. A press release announcing the termination of the Merger Agreement is filed as Exhibit 99.1 and is incorporated by reference herein.

      In connection with the termination of the Merger Agreement, the Company intends to file a lawsuit against IVAX in the United States District Court for the Southern District of New York alleging, among other things, various breaches of the Merger Agreement.

ITEM 7(C).  EXHIBITS

99.1 Press release dated March 20, 1997 announcing the termination of the Agreement and Plan of Merger, dated as of November 10, 1996, among BBI Healthcare Corporation, IVAX Corporation, Bergen Brunswig Corporation, BBI-I Sub, Inc. and BBI-B Sub, Inc.





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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          BERGEN BRUNSWIG CORPORATION
                                          Registrant


                                          By /S/      MILAN A. SAWDEI
                                               Name:  Milan A. Sawdei
                                               Title: Executive Vice President,
                                                      Chief Legal Officer and
                                                      Secretary


Date:   March 20, 1997




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                               INDEX TO EXHIBITS


EXHIBIT NO.       DESCRIPTION

99.1 Press release dated March 20, 1997 announcing the termination of the Agreement and Plan of Merger, dated as of November 10, 1996, among BBI Healthcare Corporation, IVAX Corporation, Bergen Brunswig Corporation, BBI-I Sub, Inc. and BBI-B Sub, Inc.